UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2025

BJ'S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300
Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

(714) 500-2400

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2025, BJ’s Restaurants, Inc. (the “Company”) announced that Lyle D. Tick, the Company’s current President and Chief Concept Officer, had been promoted to the role of Chief Executive Officer and President effective June 5, 2025 (the “Effective Date”).

Prior to this new role, Mr. Tick, age 49, served as the Company’s President and Chief Concept Officer of the Company since September 9, 2024. Mr. Tick served as President and Chief Executive Officer of OTB Acquisition, LLC, the owner of On the Border Mexican Grill & Cantina restaurants, from December 2023 to August 2024. Prior to that, Mr. Tick served as Brand President of Buffalo Wild Wings (Inspire Brands family of restaurants) from 2018 to 2023. He previously served as Managing Director, Boots Retail USA for Walgreens Boots Alliance beauty brands business in the Americas from 2015 to 2018, and as Vice President Category Director, Vodkas, North America and Senior Global Category Director at Bacardi from 2011 to 2015. Prior to joining Bacardi, Mr. Tick worked within several marketing and advertising agencies, including as Chief Growth Officer at J. Walter Thompson, co-President at Gotham, and various positions at McGarryBowen.

Mr. Tick’s compensation will continue to be governed by the terms of his August 23, 2024 letter agreement with the Company (the “Existing Employment Agreement”), the terms of which are described in Item 5.02 of the Company’s Current Report on Form 8-K filed on September 3, 2024, which description is incorporated herein by this reference. In addition to the equity and cash compensation to which he is entitled upon promotion to Chief Executive Officer under the Existing Employment Agreement, the Board approved a $1,000,000 special equity grant to Mr. Tick under the Company’s Equity Incentive Plan in the form of performance share units vesting over three years and tied to the achievement of specified share prices.

Mr. Tick was not appointed pursuant to any arrangement or understanding with any other person, has no family relationships with any director or executive officer of the Company, and there are no transactions involving Mr. Tick that would be required to be reported under Item 404(a) of Regulation S-K.

Simultaneously with the promotion of Mr. Tick, C. Bradford Richmond resigned as the Company’s Interim Chief Executive Officer. In order to facilitate the transition, Mr. Richmond will serve as Special Advisor to the Chief Executive Officer through August 22, 2025 and in connection therewith will continue to be compensated pursuant to the terms of his existing Offer Letter, dated August 22, 2024, the terms of which are described in Item 5.02 of the Company’s Current Report on Form 8-K filed on August 28, 2024, which description is incorporated herein by this reference. In addition, following his resignation as Interim Chief Executive Officer, Mr. Richmond will resume receiving an annual equity grant and cash compensation for his services as a non-employee director in accordance with the Company’s existing director compensation policy.

On June 2, 2025, Thomas A. Houdek, the Chief Financial Officer and a Senior Vice President of the Company, notified the Company that he would be leaving the Company effective June 20, 2025.

Item 8.01. Other Events.

A copy of the Company’s press release, dated June 5, 2025, relating to the matters described in Item 5.02 above, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information being furnished pursuant to Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liability of that section, and shall not be incorporated by reference into any other document filed under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ'S RESTAURANTS, INC.
(Registrant)

Date: June 5, 2025	By:	/s/ KENDRA D. MILLER
Kendra D. Miller
Executive Vice President and General Counsel